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                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                              BOISE CASCADE COMPANY

                         As Adopted on____________, 2005

                            -----------------------

                                     OFFICES

       Section 1. The registered office of the corporation in Delaware shall be in the city of Wilmington, county of New Castle.

       Section 2. The corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                            MEETINGS OF STOCKHOLDERS

       Section 3. All meetings of the stockholders for the election of directors shall be held in Boise, Idaho, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the state of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the state of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                     At a meeting of the stockholders, only business shall be conducted which has been properly brought before the meeting. To be properly brought before a meeting of the stockholders, business must be specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the board of directors or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice of the business to the corporate secretary. To be timely filed, a stockholder's notice must be in writing and received by the corporate secretary at least 45 days before the date the corporation first mailed its proxy materials for the prior year's annual meeting of shareholders. For each matter the stockholder proposes to bring before the meeting, the notice to the corporate secretary shall include (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder proposing the business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business.

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                     Notwithstanding anything in these bylaws to the contrary,
no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 3.

                     The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3. If the chairman determines that business was not properly brought before the meeting, the business shall not be transacted.

       Section 4. Annual meetings of stockholders, at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting. Elections of directors may be by voice vote, rather than by written ballot, unless by resolution adopted by the majority vote of the stockholders represented at the meeting, the election of directors by written ballot is required.

       Section 5. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days (or in the case a vote of stockholders on a merger or consolidation is one of the stated purposes of the annual meeting, not less than 20 nor more than 60 days) before the date of the meeting.

       Section 6. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or corporate secretary at the request in writing of a majority of the board of directors or a majority of the executive committee. Such request shall state the purpose or purposes of the proposed meeting.

       Section 8. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days (or in the case of a merger or

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consolidation, not less than 20 nor more than 60 days) before the date of the meeting, to each stockholder entitled to vote at such meeting.

       Section 9. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

       Section 10. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, excluding, however, any shares where the holder has expressly indicated that the holder is abstaining from voting on the matter, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

       Section 12. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. In the election of each director of the corporation, each holder of stock shall have one vote for each share held.

       Section 13. Any action required or permitted to be taken at any annual or special meeting of stockholders must be taken at such a meeting duly called, upon proper notice to all stockholders entitled to vote. No action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote; provided that so long as either of the conditions precedent set forth in the proviso to Article Nine of the Corporation's Amended and Restated Certificate of Incorporation are satisfied, any such

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action may be taken by a written consent in lieu of meeting the requirements of
Delaware General Corporation Law Section 228.

                               BOARD OF DIRECTORS

       Section 14. The number of directors that shall constitute the whole board of directors shall be fixed from time to time by resolution adopted by the affirmative vote of at least two-thirds of the entire board of directors of the corporation. The number of directors shall be fixed at no less than three and no more than 15. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the Board of directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2006 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2007 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2008 annual meeting. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The affirmative vote of at least two-thirds of the entire board of directors of the corporation shall be required to amended, alter, change or repeal any provisions of this Section 14 related to the classified board of directors. No person shall serve as a director of this corporation after the annual stockholders meeting next following his or her 70th birthday.

                     Nominations for election to the board of directors of the corporation at a meeting of stockholders may be made by the board, on behalf of the board, by any nominating committee appointed by that board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the board, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the corporate secretary not less than 60 days nor more than 90 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 30 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the corporate secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address, and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the

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Securities Exchange Act of 1934; and (vi) the executed consent of each nominee to serve as a director of the corporation if elected.

                     The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                     Removal of directors shall be as provided in the certificate of incorporation.

       Section 15. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until the annual meeting for the year in which such director's term expires and his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

       Section 16. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

       Section 17. The board of directors of the corporation may hold meetings, both regular and special, either within or without the state of Delaware.

       Section 18. The first meeting of each newly elected board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. In the event of the failure to hold the first meeting of a newly elected board at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

       Section 19. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       Section 20. Special meetings of the board may be called by the chairman of the board on not less than 48 hours' notice to each director, either personally, by mail, express courier, or facsimile; special meetings shall be called by the chairman of the

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board or corporate secretary in like manner and on like notice on the written request of two directors.

       Section 21. At all meetings of the board a majority of the total number of directors then constituting the whole board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

       Section 22. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee; and any member of the board of directors or of any committee thereof designated by such board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

       Section 23. The board of directors shall have an executive committee and such other committees as they may designate by resolution passed by a majority of the whole board, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, when the board of directors is not in session, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. The member of a committee of one or a majority of the members of any other committee shall constitute a quorum for the transaction of business at a meeting thereof, and action by any committee must be authorized by the affirmative vote of the member of a committee of one or of a majority of the members of any other committee present at a meeting at which a quorum is present. If a member of a committee is absent or disqualified from voting at any meeting, the member or members thereof present at the meeting and not disqualified from voting, whether or not she or he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; provided that at any such meeting, the committee shall not revise or rescind any previous action of the committee without the affirmative vote of a majority of the regular members present.

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                     Special meetings of any committee of the board may be
called by the chairman of the board or the chairman of the committee on not less than 48 hours' notice to each member of the committee, either personally, by mail, express courier, or facsimile. Special meetings of any committee of the board at which members participate by means of conference telephone or similar communications equipment as provided by Section 22 of these bylaws, and at which at least a majority of the members of the committee participate, may be called by the chairman of the board on not less than six hours' notice to each member of the committee either personally, by mail, express courier, or facsimile.

       Section 24. Each committee shall have a chairman, appointed by the board of directors, who shall preside at all meetings of such committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

       Section 25. The directors shall receive such compensation and reimbursement of expenses, if any, of attendance at regular and special meetings of the board of directors as may be set from time to time by the board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees, including the executive committee, may receive such additional compensation for their service on a committee as shall be approved from time to time by the board.

                                     NOTICES

       Section 26. Notices to stockholders must be in writing and shall be delivered personally or by express courier to the stockholder's address that appears on the books of the corporation, unless the stockholder has given written consent to accept notice in some other form. Written notice to directors shall be delivered by hand, mail, express courier, or facsimile or other electronic means. Notice by mail shall be deemed to be given on the second business day after the notice is mailed. Notice by express courier shall be deemed to be given on the first business day after the notice is mailed. Notice by facsimile or electronic means shall be deemed to be given at the time transmitted. Notice to members of committees of the directors as such may also be given orally (by phone or in person).

       Section 27. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                    OFFICERS

       Section 28. The board of directors shall elect any officers required by the laws of the state of incorporation and, in addition, shall elect the chairman of the board, chief executive officer, chief financial officer, secretary, treasurer, any presidents, executive vice presidents, and senior vice presidents, as it may determine are appropriate. The same person may hold two or more offices.

       Section 29. Each elected officer shall hold office until the officer's successor is elected and is qualified or until the officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

       Section 30. Management may appoint such other officers as it so determines. Such appointees shall hold their offices for such terms and shall perform such duties as management may prescribe.

       Section 31. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed in respect of compensation, benefits and indemnification (whether arising in respect of indemnification under a specific contract between the Officer and this Corporation or pursuant to the provisions of the corporation's Amended and Restated Certificate of Incorporation or the provisions of these bylaws concerning indemnification of officers.

                              CHAIRMAN OF THE BOARD

       Section 32. The chairman of the board, who shall be elected from time to time by the board of directors, shall preside at all meetings of the stockholders and the board of directors, and shall perform such other duties and have such other powers as from time to time may be prescribed by the board of directors. The chairman of the board may also hold either of the offices of president or chief executive officer or both of such offices.

                             CHIEF EXECUTIVE OFFICER

       Section 33. The chief executive officer of the corporation, who shall be elected from time to time by the board of directors, shall have general authority over the business and affairs of the corporation, subject to the board of directors, and shall see that all orders and resolutions of the board of directors are carried out. The chief executive officer may sign certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the corporation, except in cases where the execution thereof shall be expressly delegated by the board of

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directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and shall perform such other duties and have such other powers as from time to time may be prescribed by the board of directors. In the absence of the chairman of the board, or in the event of his or her inability to act, the chief executive officer shall perform the duties of the chairman of the board and when so acting shall have all of the powers of, and be subject to all of the restrictions upon the chairman of the board, except to the extent that a majority of the directors present at a duly called meeting of the board of directors shall appoint one of their members to exercise all or a portion of such powers and perform all or a portion of such duties.

                                    PRESIDENT

       Section 34. The president, who shall be elected from time to time by the board of directors, shall have general direction and supervision of the operations of the corporation, subject to the board of directors, the chairman of the board, and the chief executive officer. In the absence of the chief executive officer, or in the event of his or her inability to act, the president shall perform the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer . The president may sign certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the corporation, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and shall perform such other duties as from time to time may be prescribed by the board of directors or as may be delegated by the chairman of the board or the chief executive officer.

                                 VICE PRESIDENTS

       Section 35. In the absence of the president (or the chief executive officer if no president shall be in office), or in the event of his or her inability to act, the vice presidents (or if there be more than one, the executive vice presidents, senior vice presidents, or the vice presidents in the order designated, or in the absence of any designation then in the order of their election or in the order named for election) shall perform the duties of the president (or the chief executive officer if there shall be no president) and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president or chief executive officer, as the case may be. Each vice president shall perform such other duties as from time to time may be assigned to him or her by the chairman of the board, the chief executive officer, the president, or the board of directors.

                                    TREASURER

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       Section 36.   The treasurer shall have charge and custody of and be
responsible for all funds and securities of the corporation, and the deposit of all moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected or approved by the board of directors; and in general shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the chief executive officer, the president, or the board of directors.

                                   CONTROLLER

       Section 37. The controller shall be the principal officer in charge of the accounts of the corporation, and shall perform such duties as from time to time may be assigned to him by the chairman of the board, the chief executive officer, the president, or the board of directors.

                               CORPORATE SECRETARY

       Section 38. The corporate secretary shall: (a) keep the minutes of the all meetings of the stockholders, the board of directors and the committees of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and shall be empowered to affix the seal of the corporation to any document, agreement, certificate or instrument made, delivered, or entered into by the corporation; (d) sign with the chairman of the board, the chief executive officer, the president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of corporate secretary and such other duties as from time to time may be assigned to him or her by the chairman of the board, the chief executive officer, the president, or the board of directors.

                  ASSISTANT TREASURERS, ASSISTANT CONTROLLERS,
                            AND ASSISTANT SECRETARIES

       Section 39. The board of directors may appoint one or more assistant secretaries, assistant controllers, and assistant treasurers Such officers shall perform such duties as from time to time may be delegated to them by the corporate secretary, the controller or the treasurer respectively, or assigned to them by the chairman of the board, the chief executive officer, the president, or the board of directors and in the absence of the corporate secretary, the controller, or the treasurer shall perform the duties of the corporate secretary, the controller or the treasurer respectively and when so acting shall have all the powers of, and be subject to all the restrictions upon, such officers.

                            COMPENSATION OF OFFICERS

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       Section 40.   The salaries (including bonuses and similar supplemental
payments) of the officers other than of assistant treasurers, assistant controllers, and assistant secretaries shall be fixed or approved from time to time by the board of directors or by the committee of directors to whom such authority shall be delegated by the board of directors, and no officer shall be prevented from receiving such salaries, bonuses, or similar supplemental payments by reason of the fact that he is also a director of the corporation.

               VOTING AND TRANSFER OF STOCK IN OTHER CORPORATIONS

       Section 41. The board of directors may by resolution designate an officer or any other person to act for the corporation and vote its shares in any company in which it may own or hold stock, and may direct in what manner, and for or against what propositions and in case of elections for whom its vote shall be cast. In case, however, the board of directors has not taken express action, the chairman of the board, the chief executive officer, the president, any vice president, the treasurer, or the corporate secretary may act for this corporation on all stockholder matters connected with any such company, including voting the shares owned or held by this corporation and executing and delivering proxies, waivers and stockholder consents. Certificates of stock owned by this corporation in any other company may be endorsed for transfer by any one of the above listed officers.

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

       Section 42. Each person who is or was a director, officer, or employee of the corporation or any of its wholly owned or controlled subsidiaries, and each person who serves or may have served at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise (and the heirs, executors, administrators, and estates of any such person), shall be entitled to indemnity to the fullest extent now or hereafter permitted or authorized by the General Corporation Law of the State of Delaware or Article Eight of the Corporation's Restated and Amended Certificate of Incorporation against any expenses, judgments, fines, and settlement amounts actually and reasonably incurred by such person arising out of his or her status as such director, officer or employee. Notwithstanding the content of such Article eight it is the intention of these bylaws to extend such indemnification to employees of the corporation or any of its wholly owned or controlled subsidiaries unless the board of directors, or the chief executive officer of the corporation or another officer of the corporation designated by the chief executive officer, acting reasonably and in good faith makes a determination that the employee has not acted in good faith and in a manner he or she reasonably believed to have been in, or not opposed to, the best interests of the corporation. Expenses of defense (including attorney's fees, costs and charges) incurred by any such employee shall be advanced and the procedures to be followed for claiming indemnification shall be as set forth for officers and directors in Article Eight of the Amended and Restated Certificate of Incorporation except that any determination required to be made by the board of

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directors pursuant to such provisions may be made by the chief executive officer or an officer designated by him or her. The provisions of this Section 42 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be lawfully entitled under the law of Delaware or any other competent jurisdiction. Any amendment or repeal of this bylaw shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

       Section 43. Each holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chairman of the board, the chief executive officer, the president, or a vice president and by the corporate secretary or an assistant secretary, or the treasurer or an assistant treasurer of the corporation, certifying the number of shares owned by him or her. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

       Section 44. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares of the corporation duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or transfer agent shall cancel the old certificate, record the transaction on the books of the corporation, and either issue a new certificate to the person entitled thereto or credit the proper number of shares to an account of the person entitled thereto maintained on the books of the corporation. Upon request the corporation or transfer agent shall issue a certificate for all or any part of the shares held in such an account.

       Section 45. The board of directors may authorize the issuance of a new certificate in lieu of a certificate alleged by the holder thereof to have been lost, stolen, or destroyed, upon compliance by such holder, or his legal representatives, with such requirements as the board of directors may impose or authorize. Such authorization by the board of directors may be general or confined to specific instances.

                               FIXING RECORD DATE

       Section 46. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or other security issued by the corporation or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders or other security

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holders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

       Section 47. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    DIVIDENDS

       Section 48. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

       Section 49. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

       Section 50. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons designated by the board of directors from time to time or by any officer of the corporation authorized by the board directors to make such designation.

                                   FISCAL YEAR

       Section 51. The fiscal year shall begin on the first day of January in each year.

                                      SEAL

       Section 52. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Delaware"; provided that no agreement, certificate, deed, mortgage, certificate, or other instrument shall be void, voidable, or unenforceable for lack of attachment of such seal and any officer of the corporation is hereby authorized to certify to the foregoing proviso. The

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seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   AMENDMENTS

       Section 53. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws is contained in the notice of such special meeting.